UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2016
 ______________________________________________________________
TerraForm Global, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-37528	47-1919173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On August 15, 2016 and concurrently with the filing of this Current Report on Form 8-K, TerraForm Global, Inc. (together with its subsidiaries, the “Company”) provided the information below regarding selected legal proceedings involving the Company to certain beneficial holders of TerraForm Global Operating, LLC’s 9.75% Senior Notes due 2022 issued pursuant to the indenture dated as of August 5, 2015, and certain of their advisors.

Legal Proceedings Initiated Against the Company
Renova Arbitration
On July 14, 2016, Renova Energia, S.A. (“Renova”) filed a request for arbitration against TerraForm Global, Inc., TerraForm Global, LLC, TerraForm Global Brazil Holding B.V. and TERP GLBL Brasil I Participacoes S.A. in the Centre for Arbitration and Mediation, Brazil - Canada Chamber of Commerce. Renova alleges, among other things, that TerraForm Global, Inc. and certain of its subsidiaries listed above: (i) fraudulently induced Renova to enter into the acquisition agreements related to the Salvador and Bahia wind projects, the omnibus closing agreement with respect to such acquisitions, and the Put/Call Agreement (and the first amendment thereto) between Renova and SunEdison, Inc. (“SunEdison”), based on misleading and false representations about their and SunEdison’s financial condition and prospects; (ii) aided and abetted SunEdison’s fraud; (iii) negligently misrepresented their and SunEdison’s financial conditions and prospects; (iv) committed related violations of federal and state securities laws; (v) breached express warranties under the applicable acquisition agreements; (vi) wrongfully refused to repurchase from Renova seven million shares of TerraForm Global Class A common stock pursuant to Renova’s put exercise notice of March 31, 2016, in breach of the Put/Call Agreement; and (vii) unjustly enriched themselves. Renova seeks, among other relief, rescission of the Salvador and Bahia transactions, and/or damages in an amount to be determined in the arbitration of not less than $250.0 million, representing the drop in value of the approximately 20 million shares of TerraForm Global Class A common stock Renova received in the Salvador transaction, from its $15/share price at the time of the Company’s August 5, 2015 initial public offering (“IPO”) to its current trading level of approximately $3.38/share, as well as other related losses.
Given the preliminary nature of the claims, the Company is unable to provide any assurances as to the ultimate outcome of these claims or that an adverse resolution of this arbitration would not have a material adverse effect on the Company’s consolidated financial position and results of operations.
Securities Litigation
Class Action Litigation
On October 23, 2015, October 30, 2015, December 3, 2015, December 9, 2015 and January 4, 2016, separate purported class action lawsuits were filed in the Superior Court of the State of California for the County of San Mateo against the Company, SunEdison, certain officers and directors of the Company and SunEdison, and the underwriters of the IPO. Additionally, on October 29, 2015 and November 5, 2015, separate purported class action lawsuits were filed in the U.S. District Court for the Northern District of California against the same defendants. The class action plaintiffs assert claims under Sections 11, 12(a)(2) and 15 of the Securities Act of 1933, as amended (the “Securities Act”). The class action complaints allege, among other things, that the defendants made false and materially misleading statements and failed to disclose material information in the Registration Statement for the IPO regarding SunEdison and its recent operating results and business strategy. Among other relief, the class action complaints seek class certification, unspecified compensatory damages, rescission, attorneys’ fees, costs and such other relief as the applicable court should deem just and proper.
One of the state actions was voluntarily dismissed without prejudice in February 2016. On April 26, 2016, in light of SunEdison’s voluntary petition for bankruptcy on April 21, 2016, the Company and the other defendants removed the remaining state actions to the U.S. District Court for the Northern District of California. On May 27, 2016, the plaintiffs in the cases removed from state court filed motions to remand. On June 1, 2016, the defendants filed motions to transfer the cases to the Southern District of New York, the jurisdiction in which SunEdison’s bankruptcy is pending. The Court has scheduled a hearing on the pending motions for October 6, 2016.
The Company intends to defend the class action lawsuits vigorously. The Company is in the preliminary stages of reviewing the allegations made in the complaints and, as a result, is unable to provide any assurances as to the ultimate outcome of such lawsuits or that an adverse resolution of these lawsuits would not have a material adverse effect on the Company’s consolidated financial position and results of operations.
Glenview Capital Partners, L.P. et al. v. SunEdison, Inc. et al.
On March 29, 2015, plaintiffs filed a complaint in the Superior Court of the State of California for the County of San Mateo against the Company, SunEdison, certain officers and directors of the Company and SunEdison, and the underwriters of the Company’s August 5, 2015 bond offering and SunEdison’s August 18, 2015 preferred stock offering. The plaintiffs assert claims under Sections 11, 12(a)(2) and 15 of the Securities Act, as well as the Maryland Securities Act. The plaintiffs allege, among other things, that they purchased securities pursuant to offering documents that contained untrue statements of material fact and omitted other material facts necessary to make the statements in the offering documents not misleading. The complaint further alleges that these false and misleading statements led to the forced conversion of the plaintiffs’ Class D securities into restricted common stock, that the Company breached the June 9, 2015 Class D Purchase Agreement between the Company and the plaintiffs, and that the defendants made negligent misrepresentations in connection with the Company’s Class D Registration Statement. The complaint seeks unspecified damages, rescission, and such other relief (including equitable or injunctive relief) as the court may deem just and proper.
On April 26, 2016, in light of SunEdison’s voluntary petition for bankruptcy on April 21, 2016, the Company and the other defendants removed the action to the U.S. District Court for the Northern District of California. On May 26, 2016, the plaintiffs filed a motion to remand. On May 27, 2016, the defendants moved to transfer the case to the Southern District of New York, the jurisdiction in which SunEdison’s bankruptcy is pending. The Court has scheduled a hearing on the pending motions for August 18, 2016.
On August 12, 2016, the Company filed a Motion to Dismiss the Glenview action in its entirety based on factual and legal deficiencies in the plaintiffs’ complaint. The Court has not yet set a hearing date on this motion.
The Company is in the preliminary stages of reviewing the allegations made in the complaint and, as a result, is unable to provide any assurances as to the ultimate outcome of this lawsuit or that an adverse resolution of this lawsuit would not have a material adverse effect on the Company’s consolidated financial position and results of operations.
Omega Capital Investors et al. v. SunEdison, Inc. et al.
On March 30, 2016, plaintiffs filed a complaint in the Superior Court of the State of California for the County of San Mateo against the Company, SunEdison, certain officers and directors of the Company and SunEdison, and the underwriters of SunEdison’s August 18, 2015 preferred stock offering. The plaintiffs assert claims under Sections 11, 12(a)(2) and 15 of the Securities Act, as well as the Maryland Securities Act. The plaintiffs allege, among other things, that the defendants made false and misleading statements in connection with the Company’s IPO, and that these false and misleading statements led to the forced conversion of their Class D securities into restricted common stock. The complaint further alleges that the Company breached the June 9, 2015 Class D Purchase Agreement between the Company and the plaintiffs and made negligent misrepresentations in connection with the Company’s Class D Registration Statement. The complaint seeks unspecified damages, rescission, and such other relief (including equitable or injunctive relief) as the court may deem just and proper.
On April 26, 2016, in light of SunEdison’s voluntary petition for bankruptcy on April 21, 2016, the Company and the other defendants removed the action to the U.S. District Court for the Northern District of California. On May 26, 2016, the plaintiffs filed a motion to remand. On June 1, 2016, the defendants moved to transfer the case to the Southern District of New York, the jurisdiction in which SunEdison’s bankruptcy is pending. The Court has scheduled a hearing on the pending motions for August 18, 2016.
On August 12, 2016, the Company filed a Motion to Dismiss the Omega action in its entirety based on factual and legal deficiencies in the plaintiffs’ complaint. The Court has not yet set a hearing date on this motion.
The Company is in the preliminary stages of reviewing the allegations made in the complaint and, as a result, is unable to provide any assurances as to the ultimate outcome of this lawsuit or that an adverse resolution of this lawsuit would not have a material adverse effect on the Company’s consolidated financial position and results of operations.
Oklahoma Firefighters Pension & Retirement System v. SunEdison, Inc. et al.
On March 29, 2016, the plaintiff filed a complaint in the Superior Court of the State of California for the County of San Mateo against the Company, SunEdison, certain officers and directors of the Company and SunEdison, and the underwriters of the Company’s IPO. The plaintiff asserts claims under Sections 11, 12(a)(2) and 15 of the Securities Act. The complaint alleges, among other things, that the defendants made false and materially misleading statements and failed to disclose material information in the Registration Statement for the IPO regarding SunEdison and its recent operating results and business strategy. The complaint seeks compensatory damages, rescission, and such other relief (including equitable or injunctive relief) as the court may deem just and proper.
On April 26, 2016, in light of SunEdison’s voluntary petition for bankruptcy on April 21, 2016, the Company and the other defendants removed the action to the U.S. District Court for the Northern District of California. On May 27, 2016, the plaintiffs moved to remand. On June 1, 2016, the defendants moved to transfer the case to the Southern District of New York, the jurisdiction in which SunEdison’s bankruptcy is pending. The Court has scheduled a hearing on the pending motions for October 6, 2016.
The Company is in the preliminary stages of reviewing the allegations made in the complaint and, as a result, is unable to provide any assurances as to the ultimate outcome of this lawsuit or that an adverse resolution of this lawsuit would not have a material adverse effect on the Company’s consolidated financial position and results of operations.
Kingdon Associates et al. v. TerraForm Global, Inc. et al.
On July 14, 2016, plaintiffs filed a complaint in the Superior Court of the State of California for the County of San Mateo against the Company, TerraForm Global, LLC, certain officers and directors of the Company and SunEdison, and the underwriters of the Company’s IPO. The plaintiffs assert claims under Sections 11, 12(a)(2) and 15 of the Securities Act, as well as state law claims for breach of contract, negligent misrepresentation, and violation of Maryland securities laws. The plaintiffs allege, among other things, that the defendants made false and materially misleading statements and failed to disclose material information in the Registration Statement for the IPO regarding SunEdison and its recent operating results and business strategy and that these false and misleading statements led to the forced conversion of their Class D securities into restricted common stock. The complaint further alleges that the Company breached the June 9, 2015 Class D Purchase Agreement between the Company and the plaintiffs and made negligent misrepresentations in connection with the Company’s Class D Registration Statement. The complaint seeks compensatory damages, rescission, and such other relief (including equitable or injunctive relief) as the court may deem just and proper.
The Company is in the preliminary stages of reviewing the allegations made in the complaint and, as a result, is unable to provide any assurances as to the ultimate outcome of this lawsuit or that an adverse resolution of this lawsuit would not have a material adverse effect on the Company’s consolidated financial position and results of operations.
Canyon Capital Advisors LLC et al. v. TerraForm Global, Inc. et al.
On August 8, 2016, plaintiffs filed a complaint in the Superior Court of the State of California for the County of San Mateo against the Company, certain officers and directors of the Company and SunEdison, and the underwriters of the Company’s IPO and SunEdison’s August 18, 2015 preferred stock offering. The plaintiffs assert claims under Sections 11, 12(a)(2) and 15 of the Securities Act, as well as the California Corporate Securities Law. The plaintiffs allege, among other things, that they purchased securities pursuant to offering documents that contained untrue statements of material fact and omitted other material facts necessary to make the statements in the offering documents not misleading.  The complaint seeks unspecified damages, rescission, and such other relief (including equitable or injunctive relief) as the court may deem just and proper.
The Company is in the preliminary stages of reviewing the allegations made in the complaint and, as a result, is unable to provide any assurances as to the ultimate outcome of this lawsuit or that an adverse resolution of this lawsuit would not have a material adverse effect on the Company’s consolidated financial position and results of operations.
Multidistrict Litigation
On July 27, 2016, lead plaintiff Municipal Employees’ Retirement System of Michigan in the Horowitz, et. al v. SunEdison, Inc. et al. action (E.D. Mo.) moved to transfer various actions pending in federal district courts to the Southern District of New York (SDNY) for consolidated or coordinated pretrial proceedings before the Multidistrict Litigation Panel. The following cases involving TerraForm Global, Inc. are subject to this motion to transfer:

•	Pyramid Holdings, Inc. v. TerraForm Global, Inc. et al. (N.D. Cal.)

•	Beltran v. TerraForm Global, Inc. et al. (N.D. Cal.)

•	Badri v. TerraForm Global, Inc. et al. (N.D. Cal.)

•	Fraser v. Wuebbels et al. (N.D. Cal.)

•	Iron Workers Mid-South Pension Fund v. TerraForm Global, Inc. et al. (N.D. Cal.)

•	Patel v. TerraForm Global, Inc. et al. (N.D. Cal.)

•	Oklahoma Firefighters Pension & Retirement System v. SunEdison, Inc. et al. (N.D. Cal.)

•	Glenview Capital Partners, L.P. et al. v. SunEdison, Inc. et al. (N.D. Cal.)

•	Omega Capital Investors et al. v. SunEdison, Inc. et al. (N.D. Cal.)

Derivative Claims
Aldridge v. Blackmore et al.
On April 12, 2016, a verified stockholder derivative complaint on behalf of the Company was filed against four directors of the Company in the Court of Chancery of the State of Delaware. The lawsuit alleges that the directors breached their fiduciary duties by authorizing the Company’s $231.0 million payment to SunEdison for a portfolio of 17 solar energy projects in India with an aggregate nameplate capacity of 425 MW (the "425 MW India Projects"). The complaint seeks unspecified compensatory damages and such other relief that the court may deem just and equitable. The Company filed its answer to the complaint on June 30, 2016. On July 6, 2016, the Company served its responses to plaintiff’s discovery requests. The parties will now engage in discovery.
The Company is in the preliminary stages of reviewing the allegations made in the complaint and, as a result, is unable to provide any assurances as to the ultimate outcome of this lawsuit or that an adverse resolution of this lawsuit would not have a material adverse effect on the Company’s consolidated financial position and results of operations.
Golden v. Chatila et al.
On January 28, 2016, a verified stockholder double derivative complaint on behalf of SunEdison and the Company was filed in the Montgomery County Circuit Court in the State of Maryland against certain officers and directors of SunEdison and the Company. The lawsuit alleges, among other things, that the defendants breached their fiduciary duties by causing SunEdison and the Company to materially misrepresent their business operations and prospects and failed to correct public statements about SunEdison and the Company.  Among other relief, plaintiff seeks unspecified compensatory damages, restitution, declaratory relief, and new corporate governance and internal procedures at each of SunEdison and the Company.
On May 12, 2016, the defendants removed the case to the District of Maryland, after which it was assigned to the Bankruptcy Court for the District of Maryland. On June 15, 2016, the court entered an order staying the case in light of SunEdison’s bankruptcy, and on June 22, 2016, the plaintiff and the defendants jointly stipulated to the dismissal of the lawsuit without prejudice.
Retaliation Claims
Whistleblower Complaint by Francisco Perez Gundin
On May 18, 2016, the Company’s former director, Francisco Perez Gundin, filed a complaint against the Company, TerraForm Power, Inc., and certain individuals, with the Whistleblower Investigation Program of the Maryland State Plan Office. The complaint alleges that the defendants engaged in a retaliatory termination of Mr. Gundin’s employment after he allegedly voiced concerns to SunEdison’s board of directors about public representations made by SunEdison officers regarding SunEdison’s liquidity position, and after he allegedly voiced his opposition to transactions that he alleges were self-interested and which he alleges SunEdison forced on the Company. He alleges that the Company participated in SunEdison’s retaliatory termination by constructively terminating his position as a member of the board of directors of the Company in connection with SunEdison’s constructive termination of his employment. He seeks lost wages, bonuses, benefits, and other money that he alleges that he would have received if he had not been subjected to the allegedly retaliatory termination.

The matter will now be adjudicated in an administrative proceeding before the Occupational Safety and Health Administration agency of the United States Department of Labor. The Company’s Position Statement in response to the complaint is due on October 15, 2016.
The Company is in the preliminary stages of reviewing the allegations made in the complaint and intends to contest them. As a result, the Company is unable to predict with certainty the ultimate resolution of this proceeding.
Whistleblower Complaint by Carlos Domenech Zornoza
On May 10, 2016, the Company’s former director and Chief Executive Officer, Carlos Domenech Zornoza, filed a complaint against the Company, TerraForm Power, Inc., and certain individuals, with the Whistleblower Investigation Program of the Maryland State Plan Office. The complaint alleges that the defendants engaged in a retaliatory termination of Mr. Zornoza’s employment on November 20, 2015 after he allegedly voiced concerns to SunEdison’s board of directors about public representations made by SunEdison officers regarding SunEdison’s liquidity position, and after he allegedly voiced his opposition to transactions that he alleges were self-interested and which he alleges SunEdison forced on the Company. He alleges that the Company participated in SunEdison’s retaliatory termination by terminating his position as Chief Executive Officer of the Company in connection with SunEdison’s termination of his employment. He seeks lost wages, bonuses, benefits, and other money that he alleges that he would have received if he had not been subjected to the allegedly retaliatory termination.
The matter will now be adjudicated in an administrative proceeding before the Occupational Safety and Health Administration agency of the United States Department of Labor. The Company’s Position Statement in response to the complaint is due on October 15, 2016.
The Company is in the preliminary stages of reviewing the allegations made in the complaint and intends to contest them. As a result, the Company is unable to predict with certainty the ultimate resolution of this proceeding.
Project Litigation
Focal Litigation
The Company is subject to litigation relating to the allotment of certain portions of the land on which the Focal power plants in India are installed. In May 2016, the court in India issued an order setting aside the allotment of such land. The Company believes that there are no irregularities in the allotment of such land and has appealed the order to the Supreme Court of India. In July 2016, the Supreme Court of India ordered an inspection of the land on which the Focal power plants are installed to determine whether such land was mistakenly included in the lower court's order. The Company plans to defend this litigation vigorously and believes that the likelihood of an unfavorable outcome is remote.
GUVNL Litigation
The Company is subject to litigation with Gujarat Urja Vikas Nigam Limited (“GUVNL”), the offtake counterparty for certain power plants in India, which is seeking a reduction of the tariff set forth in the applicable Power Purchase Agreements (“PPAs”). GUVNL also claims that there has been a violation of the PPA terms on account of a change in stockholders since execution of the PPA and as such GUVNL is entitled to terminate the PPA. The Company successfully defended each case at the first court level and an appeal of each case was dismissed by the appellate level, but GUVNL has appealed to the Supreme Court of India on both matters. The cases are currently pending in front of the Supreme Court of India. The Company plans to vigorously defend each case and believes that the likelihood of an unfavorable outcome is remote.

Honiton Litigation
Honiton Energy (Baotou) Co. Limited and Honiton Energy (Xilinguole) Co. Limited (collectively, “Honiton”) were subject to pending litigation proceedings with Suzlon Energy (Tianjin) Co. Limited (“SETL”) with respect to alleged breaches of turbine supply contracts relating to the Honiton wind power plants in China. The operation and maintenance service contracts claim pending before an arbitral tribunal was resolved on December 3, 2015, pursuant to which Honiton was required to pay an award of approximately $0.5 million, which amount was paid in January 2016. On June 3, 2016, SETL and Honiton reached a settlement resolving all remaining disputes relating to the turbine contracts. The terms of this final settlement resulted in SETL assigning all rights as a creditor it held against Honiton to Beijing Aliyun Investment and Consulting Co. Ltd. (“Aliyun”). In addition, Honiton agreed to pay Aliyun $7.1 million (RMB 47.0 million), of which RMB 45.0 million was paid during the second quarter of 2016, and the remaining RMB 2.0 million is due no later than July 2018, subject to various conditions set forth in the settlement agreement. In accordance with the settlement agreement, SETL withdrew its pending claims against Honiton.
United States Securities and Exchange Commission Investigation
On April 21, 2016, the Company received a subpoena for documents and information in connection with an investigation by the Enforcement Division of the staff of the SEC captioned “In the Matter of SunEdison, Inc. (HO-12908).”  The Company is cooperating with the investigation, and the outcome or resolution of this matter cannot be predicted at this time.
Certain Threatened Legal Proceedings Against the Company
GME
On March 14, 2016, TerraForm Global Operating, LLC terminated the stock purchase agreement (the “GME Agreement”) that it had entered into with the stockholders of Globeleq Mesoamérica Energy (Wind) Limited (“GME”) to acquire four wind power plants and a solar power plant in Honduras, Costa Rica and Nicaragua representing an aggregate capacity of 326.0 MW, as well as GME’s wind and solar development platform, after the transaction contemplated thereby was not consummated by the long-stop date of March 12, 2016. In May 2016, counsel for the stockholders of GME sent an email to counsel for the Company in which the stockholders of GME threatened to bring certain claims against the Company related to the GME Agreement including, but not limited to, claims that the Company did not exercise its reasonable best efforts to consummate the acquisition of GME pursuant to the terms of the GME Agreement. GME has not yet commenced a legal proceeding asserting such claims. Given the preliminary nature of the potential claims, the Company is unable to provide any assurances as to the ultimate outcome of these claims in the event that they are brought or that an adverse resolution of a legal proceeding, if commenced, would not have a material adverse effect on the Company’s consolidated financial position and results of operations.

Legal Proceeding Initiated by the Company
TerraForm Global, Inc. v. SunEdison, Inc. et al.
On April 3, 2016, the Company filed a verified complaint against SunEdison, SunEdison Holdings Corporation (collectively with SunEdison, the “SunEdison Defendants”), Ahmad Chatila, Martin Truong and Brian Wuebbels in the Court of Chancery of the State of Delaware. The complaint asserts claims for breach of fiduciary duty, breach of contract and unjust enrichment relating to the failure by the SunEdison Defendants to transfer the equity interests of the 425 MW India Projects for which the Company paid $231.0 million in the fourth quarter of 2015. The complaint seeks various forms of relief, including a constructive trust upon the equity interests of SunEdison in the 425 MW India Projects, money damages from the defendants, restoration of the $231.0 million to the Company and such other relief as the court may deem just and proper. The claims against the SunEdison Defendants have been stayed as a result of SunEdison’s bankruptcy. The individual defendants filed an answer to the complaint on June 30, 2016.
Other Matters
From time to time, the Company is a party to legal proceedings arising in the ordinary course of its business. Although the Company cannot predict with certainty the ultimate resolution of such proceedings or other claims asserted against us, except as otherwise described above, the Company does not believe that any other currently pending legal proceeding to which the Company is a party will have a material adverse effect on its business, financial condition or results of operations.
Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. They may include statements about the outcome of litigation, the impact of litigation, the Company’s plans with respect to litigation or the assumptions underlying any of the above. Forward-looking statements provide the Company’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although the Company believes its respective expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.

By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, our relationship with SunEdison, including SunEdison’s bankruptcy filings and our reliance on SunEdison to perform under material intercompany agreements and to provide management and accounting services, project level operation and maintenance and asset management services, to maintain critical information technology and accounting systems and to provide our employees; actions by the plaintiffs or other third parties with respect to litigation; the uncertainty of litigation and the outcomes of such litigation; our ability to operate our business during and following litigation; and being subject to the jurisdiction of courts other than those of the United States, including uncertainty of judicial processes and difficulty enforcing contractual agreements or judgments in foreign legal systems or incurring additional costs to do so. Many of these factors are beyond the Company’s control.

The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in the Company’s Prospectus, dated July 31, 2015, and Forms 10-Q with respect to the second and third quarters of 2015, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission or incorporated herein. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Information in Item 7.01
In accordance with General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act, except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

		By:	/s/ Yana Kravtsova
Date:	August 15, 2016	Name:	Yana Kravtsova
		Title	Senior Vice President, General Counsel and Secretary